EXHIBIT 17
<P>
                   RESIGNATION LETTER
May 11, 2000
<P>
World Am Communications, Inc.
1400W.122nd.Ave, Suite 104
Westminster Colorado, 80234
<P>
                      I, Gerald Ghini, hereby resign as
President, Secretary and Director of Allmon Management Inc.,
effective immediately.
<P>
    /s/ Gerald Ghini
    -----------------------
        GERALD GHINI